Exhibit 4.24






                             CENTRAL MAINE POWER COMPANY

                                          TO

                      THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE







                                SUPPLEMENTAL INDENTURE
                              Dated as of April 12, 1994


                                          TO


                       GENERAL AND REFUNDING MORTGAGE INDENTURE

                        Dated as of April 15, 1976, as amended




                                     $25,000,000

                         GENERAL AND REFUNDING MORTGAGE BONDS

                      SERIES U 7.54% (ADJUSTABLE RATE) DUE 1998



                             CENTRAL MAINE POWER COMPANY
                                SUPPLEMENTAL INDENTURE
                              Dated as of April 12, 1994

                                  TABLE OF CONTENTS


          Parties . . . . . . . . . . . . . . . . . . . . . . .           1
          Recitals  . . . . . . . . . . . . . . . . . . . . . .           1
          Consideration and Purpose . . . . . . . . . . . . . .           2
          Granting Clauses  . . . . . . . . . . . . . . . . . .           3
          Exceptions  . . . . . . . . . . . . . . . . . . . . .           3
          Habendum  . . . . . . . . . . . . . . . . . . . . . .           4
          Grant in Trust  . . . . . . . . . . . . . . . . . . .           4
          Defeasance  . . . . . . . . . . . . . . . . . . . . .           4
          General Covenant  . . . . . . . . . . . . . . . . . .           4



                                      ARTICLE I

                                    SERIES U BONDS

          Section 1.01.  Title and Terms of Series U Bonds  . .           5
          Section 1.02.  Redemption of Series U Bonds . . . . .           7


                                      ARTICLE II

                               MISCELLANEOUS PROVISIONS

          Section 2.01.  This Instrument Supplemental to
                           the Indenture  . . . . . . . . . . .          10
          Section 2.02.  Rights and Powers of the Trustee . . .          10
          Section 2.03.  No Liability for Recitals  . . . . . .          11
          Section 2.04.  Effect of Table of Contents
                           and Headings . . . . . . . . . . . .          11
          Section 2.05.  Trust Indenture Act to Control . . . .          11
          Section 2.06.  Counterparts . . . . . . . . . . . . .          11
          TESTIMONIUM . . . . . . . . . . . . . . . . . . . . .          12
          SIGNATURES  . . . . . . . . . . . . . . . . . . . . .          12
          ACKNOWLEDGMENTS
          EXHIBIT A - FORM OF SERIES U BOND





          1    Not part of Supplemental Indenture.

                    THIS SUPPLEMENTAL INDENTURE, dated as of April 12, 1994, is between CENTRAL MAINE POWER COMPANY, a Maine corporation, with its principal office at 83 Edison Drive, Augusta, Maine 04336 (hereinafter generally referred to as the Company), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, with its principal office at 100 Federal Street, Boston, Massachusetts 02110, as trustee under the General and Refunding Mortgage Indenture referred to in the first recital hereof (hereinafter generally referred to as the Trustee).

                    WHEREAS, the Company has heretofore duly executed and delivered to the Trustee its General and Refunding Mortgage Indenture dated as of April 15, 1976 and Supplemental Indentures thereto dated respectively as of March 15, 1977, May 20, 1977, March 15, 1978, October 1, 1978, March 15, 1979, October 1, 1979,
          March 15, 1980, March 15, 1981, April 15, 1981, September 17,
          1981, November 15, 1981, March 15, 1982, March 15, 1983,
          April 15, 1983, March 15, 1984, September 1, 1984, March 15,
          1985, March 15, 1986, April 15, 1986, October 15, 1986,
          December 1, 1986, March 15, 1987, November 15, 1987, January 15, 1988, April 15, 1988, November 15, 1988, April 15, 1989,
          April 15, 1990, December 10, 1990, April 15, 1991, September 15, 1991, December 1, 1991, April 15, 1992, December 15, 1992,
          February 15, 1993, April 15, 1993, May 20, 1993, August 15, 1993
          and November 1, 1993 (said General and Refunding Mortgage Indenture being hereinafter generally referred to as the Original Indenture, and the Original Indenture together with all indentures stated to be supplemental thereto, including this Supplemental Indenture, being hereinafter generally referred to as the Indenture), to which this instrument is supplemental, whereby all the properties of the Company, whether then owned or thereafter acquired, with certain reservations, exceptions and exclusions fully set forth in the Indenture, were given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued thereunder, and for other purposes more particularly specified therein; and

                    WHEREAS, the Company has issued, and there are outstanding under the Indenture, $22,500,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series N 8.50% Due 2001, $50,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series O 7 3/8% Due 1999, $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series P 7.66% Due 2000, $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series Q 7.05% Due 2008, $50,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series R 7 7/8% Due 2023, $60,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series S 6.03% Due 1998 and $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series T 6.25% Due 1998; and

                    WHEREAS, in Section 6.11 of the Indenture the Company has covenanted to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Indenture, especially to make subject to the lien thereof any property agreed to be subjected thereto, or intended so to be; and

                    WHEREAS, pursuant to Section 17.01 of the Indenture the Company and the Trustee, from time to time and at any time, may enter into one or more indentures supplemental to the Indenture for specified purposes, among them (a) to assign, convey, mortgage, pledge, transfer and set over further property unto the Trustee and (b) to provide the terms and conditions of any series of bonds other than the Series A Bonds, including, without limitation, terms and conditions contemplated by Section 2.03 of the Indenture; and

                    WHEREAS, for its lawful corporate purposes, the Company by appropriate and sufficient corporate action in conformity with the provisions of the Indenture has duly authorized the creation of a twenty-first series of its bonds to be issued under the Indenture, to be known as "General and Refunding Mortgage Bonds, Series U 7.54% (Adjustable Rate) Due 1998" (hereinafter generally referred to as the Series U Bonds or the bonds of Series U); and

                    WHEREAS, the execution and delivery of this Supplemental Indenture and the issue and sale of not exceeding twenty-five million dollars ($25,000,000) in aggregate principal amount of the Series U Bonds and other necessary actions have been duly authorized by the Board of Directors of the Company and have been duly approved to the extent required by law by the appropriate governmental authorities; and

                    WHEREAS, all acts and things necessary to make this Supplemental Indenture when executed and delivered by the Company and the Trustee, and the Series U Bonds, when executed and delivered by the Company and authenticated by the Trustee, or by an authenticating agent on its behalf, and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid mortgage and deed of trust to secure the payment of the principal of, premium, if any, and interest on all bonds issued thereunder, have been done and performed.

                    NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the bonds by the holders thereof and of the sum of one dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in order to establish the form and characteristics of the Series U Bonds, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds issued and to be issued under the Indenture, and for the purpose

          of securing the faithful performance and observance of all covenants and conditions in the Indenture and in the bonds set forth, the Company has executed and delivered this instrument and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm unto the Trustee, as herein provided, and its successor or successors in the trust created by the Indenture, and to its or their assigns, forever, all and singular the plants, rights, permits, franchises, easements and property, real, personal and mixed, now owned or hereafter acquired by the Company, together with the rents, issues and profits thereof, in all cases not specifically reserved, excepted and excluded, and whether now owned or hereafter acquired by the Company.

                    AND TOGETHER WITH, all and singular, the now-existing and hereafter-acquired rights, privileges, tenements, hereditaments and appurtenances belonging to or in any wise appertaining in and to the aforesaid property or any part thereof, with all reversion and reversions, remainder and remainders and, subject to the provisions of Article X of the Indenture, all rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof, and all the estate, right, title, interest and claims whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire, in and to all and every part of the foregoing, it being the intention to include herein and to subject to the lien of the Indenture all land, interests in land, real estate, physical assets, other property and interests in property and franchises, whether now owned by the Company or which it may hereafter acquire and wherever situated, as if the same were now owned by the Company and were specifically described and conveyed hereby, except as hereinafter specified.

                    SUBJECT, HOWEVER, (a) to Permitted Liens; and (b) as to the properties specifically described or referred to in the Indenture or any schedule thereto, to the liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests, if any, described or referred to in the Indenture or any such schedule, or in any instrument referred to in the Indenture or any such schedule.

                    AND SUBJECT FURTHER, as to all hereafter-acquired property, to all defects and limitations of title and to all other liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests existing at the time of such acquisition including, without limitation, the lien of any Underlying Mortgage on substitutions, replacements, additions, betterments, extensions and enlargements of the property subject to the lien of such Underlying Mortgage.

                    BUT EXPRESSLY RESERVING, EXCEPTING AND EXCLUDING the properties and interests of the Company (a) expressly reserved,

          excepted and excluded by the Indenture or (b) released by the Trustee or sold or disposed of as permitted by the provisions of the Indenture.

                    TO HAVE AND TO HOLD all said plants, rights, permits, franchises, easements and property hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever.

                    BUT IN TRUST, NEVERTHELESS, for the equal pro rata benefit, security and protection of the holders from time to time of all bonds (and their appurtenant coupons, if any) outstanding under the Indenture, without any priority of any one bond or coupon over any other (except as provided in Sections 6.02 and 8.04 of the Indenture and except as any sinking, purchase, amortization, improvement or other fund established in accordance therewith may afford additional or special security for the bonds of any particular series, and except independent security as provided in Section 2.03 of the Indenture), and upon the trusts and subject to the conditions therein set forth.

                    PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provisions for the payment unto the holders of the outstanding bonds and any appurtenant coupons of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein and herein and shall pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of
          Article XIII of the Indenture, cease, determine and be void, but only if the Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

                    AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as follows:


                                      ARTICLE I

                                    SERIES U BONDS

                    SECTION 1.01.  Title and Terms of Series U Bonds.
          There shall be a series of bonds designated "General and
          Refunding Mortgage Bonds, Series U 7.54% (Adjustable Rate) Due
          1998" (hereinafter sometimes called the "Series U Bonds" or the
          "bonds of Series U"). The Series U Bonds shall be limited in aggregate principal amount to twenty-five million dollars ($25,000,000), shall be issuable only as fully registered bonds without coupons and shall be issued substantially in the form set
          forth in Exhibit A hereto.   The Series U Bonds shall be issued
          pursuant to Section 5.02 of the Indenture, shall mature on April

          15, 1998, and may be issued at one or more closings in denominations of one thousand dollars ($1,000) and any multiple thereof.

                    The Series U Bonds shall bear interest (computed on the basis of a 360-day year of twelve 30-day months), until payment of the principal thereof has been made or duly provided for, at a rate per annum equal to (a) at any time prior to the Adjustment Date, 7.54% (the "Initial Rate") and (b) on and after the Adjustment Date, 8.04% (the "Adjusted Rate"). Such interest shall be payable semi-annually on April 15 and October 15 in each year, commencing October 15, 1994, and, on any overdue principal or (to the extent legally enforceable) any overdue installment of interest, (i) at any time the Initial Rate is in effect, at a rate per annum from time to time equal to the greater of
          (x) 8.54% and (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York as its Prime Rate; provided, however, that in no event shall such rate on any overdue principal or installment of interest exceed 9% and (ii) at any time the Adjusted Rate is in effect, at 9% per annum.

                    "Adjustment Date" shall mean the date on which an Adjustment Event occurs.

                    "Adjustment Event" shall mean the public announcement of a rating on the Company's bonds outstanding under the Indenture, immediately after which such bonds are rated both (i) below Baa3 by Moody's Investors Service, Inc. or its successor and (ii) below BBB- by Standard & Poor's Rating Group or its successor.

                    Each bond of Series U shall be dated the date of its authentication, and interest shall be payable on the principal represented thereby from the interest payment date next preceding the date thereof to which interest has been paid, unless the date thereof is an interest payment date to which interest has been paid, in which case such interest shall be payable from such date, or unless the date thereof is prior to the first interest payment date, in which case such interest shall be payable from the date any Bonds of Series U were first issued.

                    Interest on any Series U Bond shall be paid to the person in whose name such bond (or notwithstanding the cancellation thereof, the bond in exchange or substitution for which such bond shall have been issued) is registered at the close of business on the applicable record date; provided, however, that if the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any Series U Bond, such defaulted interest shall be paid to the person in whose name such bond (or any bond issued upon registration of transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Series U Bonds

          not less than ten (10) days preceding such subsequent record date. The term "record date" shall mean, with respect to any semi-annual interest payment date for the Series U Bonds, the close of business on the first day of April or the first day of October, as the case may be, next preceding such interest payment date, or with respect to any payment of defaulted interest, the close of business on any subsequent record date established as provided above which shall be at least five (5) business days prior to the payment date for such defaulted interest.

                    At the option of the Company, interest on the Series U Bonds may be paid by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to Section 2.08 of the Indenture. The principal of and the premium, if any, and interest on the Series U Bonds shall be payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or at the principal corporate trust office of its successor as Trustee, or, at the option of the holder, (a) at the principal corporate trust office of the Company's paying agent in the Borough of Manhattan, City and State of New York, or (b) at any other office or agency designated by the Company for the purpose.

                    Notwithstanding any provision to the contrary in the bonds of Series U or in the Indenture, including without limitation any provision to the contrary in Section 8.04 of the Indenture, Section 5.1 of the Bond Purchase Agreement dated as of April 15, 1994 pursuant to which the bonds of Series U were initially issued (hereinafter generally referred to as the Bond Purchase Agreement) shall govern payments with respect to the bonds of Series U to the bondholders referred to in said Section. The Trustee hereby consents to the method of payment described in the aforesaid Section 5.1. The Trustee also consents to the provisions of Section 6.3 of said Bond Purchase Agreement and agrees that if any lost, destroyed, stolen or mutilated bond of Series U was held by the original holder or an Institutional Investor, as defined in the Bond Purchase Agreement ("Institutional Investor") of financial responsibility reasonably satisfactory to the Company, or any nominee for any such original holder or such Institutional Investor, (a) an agreement of indemnity reasonably satisfactory to the Company from such original holder or such Institutional Investor shall constitute indemnity satisfactory to the Trustee for purposes of Section
          2.10 of the Indenture and (b) the Trustee will look only to the Company for reimbursement of its expenses incurred in connection with such replacement.

                    SECTION 1.02.  Redemption of Series U Bonds.  Section
          10.09 of the Indenture provides that certain money held by the

          Trustee must, under certain circumstances, be applied by the Trustee

                    "to the payment of the principal of outstand-ing bonds of one or more series, either at maturity or upon redemption, or to the purch-ase of outstanding bonds of one or more series upon tender or in the open market or at private sales or upon any exchange, or in any one or more of said ways, as the Company shall determine, upon receipt by the Trustee of a resolution of the Board directing the application pursuant to this Section of specified moneys, designating an amount of outstanding bonds to be so paid or purchased or redeemed and the redemption price, if any, and, in case such moneys are to be applied to the purchase of bonds, prescribing the method of purchase, the price or prices to be paid, and the maximum principal amount of bonds to be purchased, and upon deposit with the Trustee of cash equal to the amount of the accrued interest and the premium, if any, required to be paid in connection with any such redemption or purchase, which cash shall be held by the Trustee in trust for such purpose."

          Notwithstanding the foregoing, the Company agrees that it will not designate any bonds of Series U to be redeemed pursuant to the aforesaid Section 10.09 or any other provision of the Indenture prior to maturity, except as permitted by the next succeeding paragraph and except that this provision does not affect the terms of Section 10.05 of the Indenture which provides generally that, in the event of any taking, purchase, sale or conveyance, specified in such Section, of all or substantially all of the mortgaged and pledged property, the Trustee is required to declare all of the bonds outstanding under the Indenture to be forthwith due and payable. Upon any such declaration, the Series U Bonds shall become and be forthwith due and payable at a redemption price equal to the principal amount of the Series U Bonds, without premium, but together with accrued interest on the principal amount of Series U Bonds being accelerated.

                    The Series U Bonds may be redeemed prior to maturity, at the option of the Company, in whole at any time or in part from time to time in amounts of at least $1,000,000 (in multiples of $100,000) in all circumstances other than any redemption pursuant to Section 10.05 of the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of the Series U Bonds being redeemed and (b) the Make-Whole Amount, in each case plus interest accrued thereon to the date fixed for redemption.

                    "Make-Whole Amount" shall mean, with respect to any Series U Bond, an amount equal to the Discounted Value of the Called Principal of such bond.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                    "Called Principal" shall mean, with respect to any bond of Series U, the principal of such bond that is to be redeemed.

                    "Discounted Value" shall mean, with respect to the Called Principal of any bond of Series U, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                    "Reinvestment Yield" shall mean, with respect to the Called Principal of any Series U Bond, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the fifth Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the maturity of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the fifth Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                    "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Series U Bond, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payments of such Called Principal were made prior to their scheduled due dates.

                    "Settlement Date" shall mean, with respect to the Called Principal of any Series U Bonds, the date on which such Called Principal is to be redeemed.

                    In the case of any redemption of bonds of Series U for which the applicable redemption price will be determined prior to the date fixed for redemption but subsequent to the date of the giving of such notice, the notice of such redemption shall sufficiently specify the applicable redemption price if it shall state that such redemption price will be calculated as set forth in the bonds of Series U. The Company, on or prior to the date fixed for redemption, will deliver or cause to be delivered to each holder of a bond of Series U called for redemption a written statement showing the calculation of the redemption price, which statement shall be accompanied by a certification verifying the accuracy of the calculations from The Prudential Insurance Company of America (or any corporate affiliate thereof) as long as The Prudential Insurance Company of America (or any corporate affiliate thereof) holds any bond of Series U. Otherwise, said certification verifying the accuracy of the calculations shall be prepared by an investment banking firm of national reputation to be designated by the Company and approved in writing by holders of at least 25% in principal amount of the bonds of Series U then outstanding.

                    Section 9.7 of the Bond Purchase Agreement is a bondholders' redemption agreement (within the meaning of Section
          8.02 of the Indenture) with respect to the Series U Bonds, satisfactory to and a copy of which is on file with the Trustee, that provides for the method that shall be followed by the Trustee in selecting bonds or parts of bonds for redemption in the event such redemption is a redemption of a part only of the Series U Bonds. The Series U Bonds provide that, by acceptance thereof, the holders thereof are deemed to have executed, and are bound by the terms of, the Bond Purchase Agreement. Section 9.7 thereof provides that the principal amount of any partial redemption of the Series U Bonds shall be allocated, in units of $1,000 or integral multiples thereof, among the holders of the Series U Bonds at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amount of the Series U Bonds held thereby, with adjustments, to the extent practicable, to equalize for any prior redemption not made in exactly such proportion.

                    On any redemption of Series U Bonds, the Trustee, in the name and on behalf of the Company, shall mail, by first class postage prepaid, a notice of redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the bond register. Such notice shall be mailed not less than thirty (30) days prior to the date fixed for redemption and shall conform (subject to the second preceding paragraph hereof) to the requirements of Section
          8.02 of the Indenture.

                                      ARTICLE II

                               MISCELLANEOUS PROVISIONS

                    SECTION 2.01. This Instrument Supplemental to the Indenture. This instrument is expressly made supplemental to the Original Indenture as heretofore supplemented, and the conveyances hereby made are subject to all of the conditions, covenants and warranties in the Indenture contained, and the use of terms and expressions herein is in accordance with the definitions and constructions contained in the Indenture. This Supplemental Indenture shall become void when the Indenture shall become void.

                    SECTION 2.02. Rights and Powers of the Trustee. The Trustee shall be entitled to, may exercise and shall be protected by, all the rights, powers, privileges, immunities and exemptions and shall be subject to the duties and liabilities of the Trustee provided in the Indenture where and to the full extent that the same are applicable. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any such default with respect to the properties included herein. Without limiting the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties conveyed hereby as are by the Indenture expressed to be conferred.

                    SECTION 2.03. No Liability for Recitals. The recitals in this Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture, except as expressly set forth in the Indenture.

                    SECTION 2.04. Effect of Table of Contents and Headings. The Table of Contents and headings of the different Articles and Sections of this Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of those provisions, or to control or affect the meaning, construction or effect of the same.

                    SECTION 2.05. Trust Indenture Act to Control. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317,


          inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

                    SECTION 2.06. Counterparts. This Supplemental Indenture may be simultaneously executed in any number of counterparts and on separate counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.


                    IN WITNESS WHEREOF, CENTRAL MAINE POWER COMPANY has caused this instrument to be executed in its name and behalf by its Treasurer, thereto duly authorized, and its corporate seal to be hereto affixed and attested by its Secretary, and THE FIRST NATIONAL BANK OF BOSTON has caused this instrument to be duly executed in its name and behalf by its Authorized Officer, thereto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

                                             CENTRAL MAINE POWER COMPANY


                                             By:   s/Douglas Stevenson
                                                     Douglas Stevenson
                                                         Treasurer


          [CORPORATE SEAL]


          ATTEST:

           s/William M. Finn
           Secretary


          Signed, sealed and
          delivered on behalf of
          Central Maine Power
          Company in the presence of:

           s/Brenda L. Robbins


                                             THE FIRST NATIONAL BANK OF
                                             BOSTON, TRUSTEE


          [CORPORATE SEAL]                   By  s/Eric J. Donaghey
                                                    Eric J. Donaghey
                                                    Account Manager

          Signed, sealed and
          delivered on behalf of The
          First National Bank of
          Boston in the presence of:

           s/Karen Itz


          STATE OF MAINE )
                         )  ss.:
          KENNEBEC,      )

                    At Augusta, on this 13th day of April, 1994, before me, a Notary Public in and for the County of Kennebec and State of Maine, personally appeared Douglas Stevenson, Treasurer, of Central Maine Power Company, to me personally known, who executed the foregoing instrument on behalf of said corporation, and acknowledged the same to be his free act and deed in such capacity and the free act and deed of Central Maine Power Company.

                                                            (NOTARIAL SEAL)

                                                  s/Alice D. Richards


          My Commission Expires:


           January 4, 1997




          COMMONWEALTH OF MASSACHUSETTS )
                                        )  ss.:
          SUFFOLK,                      )

                    At Boston, on this 12th day of April, 1994, before me, a Notary Public in and for the County of Suffolk and Commonwealth of Massachusetts, personally appeared Eric J. Donaghey, an Authorized Officer of The First National Bank of Boston, to me personally known, who executed the foregoing instrument on behalf of said national banking association and acknowledged the same to be the free act and deed of such Authorized Officer in such capacity and the free act and deed of The First National Bank of Boston.

                                                            (NOTARIAL SEAL)


                                                 s/Bernadette L. May



          My Commission Expires:


            October 31, 1997


                                                                  EXHIBIT A


                               (FORM OF SERIES U BOND)

                                  (1933 Act Legend)


          No. UR __________


                             CENTRAL MAINE POWER COMPANY

                 General and Refunding Mortgage Bond, Series U 7.54%
                              (Adjustable Rate) Due 1998


                    Central Maine Power Company, a Maine corporation (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, the principal sum of

          dollars ($                 ) at the principal corporate trust
          office of The First National Bank of Boston (hereinafter called the Trustee, which term shall include its successors in the trusts hereinafter referred to) in the City of Boston, Commonwealth of Massachusetts (or at the principal corporate trust office of its then successor Trustee) or, at the option of the registered owner hereof, at the principal corporate trust office of any designated paying agent in the Borough of Manhattan, City and State of New York, on April 15, 1998 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the April 15 or October 15, as the case may be, next preceding the date hereof to which interest has been paid on this bond, or from the date hereof if such date be either of said dates, or, in the case of interest payable on October 15, 1994, from the date any bonds of Series U were first issued, at a rate per annum equal to (a) at any time prior to the Adjustment Date, 7.54% (the "Initial Rate") and (b) on and after the Adjustment Date, 8.04% (the "Adjusted Rate") and, on any overdue principal or (to the extent legally enforceable) any overdue installment of interest, (i) at any time the Initial Rate is in effect, at a rate per annum from time to time equal to the greater of (x) 8.54% and (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York as its Prime Rate; provided, however, that in no event shall such rate on any overdue principal or installment of interest exceed 9% and (ii) at any time the Adjusted Rate is in effect, at 9% per annum.

                    "Adjustment Date" shall mean the date on which an Adjustment Event occurs.

                    "Adjustment Event" shall mean the public announcement of a rating on the Company's bonds outstanding under the Indenture, immediately after which such bonds are rated both (i) below Baa3 by Moody's Investors Services, Inc. or its successor and (ii) below BBB- by Standard & Poor's Rating Group or its successor.

                    Such interest shall be payable on April 15 and October 15 in each year, commencing October 15, 1994, at the principal corporate trust office of the Trustee or, at the option of the registered owner hereof, at the principal corporate trust office of any such paying agent, until the principal hereof shall have been paid or duly provided for in full; such interest payable on any April 15 or October 15 shall (subject to certain exceptions provided in the Indenture referred to in the next paragraph hereof) be paid to the person in whose name this bond, or the bond in exchange or substitution for which this bond shall have been issued, shall have been registered at the close of business on the April 1 or October 1, as the case may be, next preceding such April 15 or October 15. At the option of the Company, such interest may be paid by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on the bond register maintained pursuant to the Indenture. Principal and premium, if any, and interest shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for public and private debts. Notwithstanding any provision to the contrary in this bond or in the Indenture referred to in the next paragraph hereof, Section 5.1 of the Bond Purchase Agreement dated as of April 15, 1994 pursuant to which the bonds of Series U were initially issued (hereinafter called the Bond Purchase Agreement) shall govern payments with respect to the bonds of Series U to the bondholders referred to in said
          Section 5.1, and Section 6.3 of said Bond Purchase Agreement shall govern the replacement of bonds of Series U to the extent set forth in said Section 6.3. A conformed counterpart of said Bond Purchase Agreement is on file at the principal corporate trust office of the Trustee.

                    This bond is one of a duly authorized issue of General and Refunding Mortgage Bonds of the Company, the aggregate principal amount of which is not limited except as such may be limited by law, to be issued in series with distinctive designations, the series of which this bond is one, designated as Series U, being limited to an aggregate principal amount of twenty-five million dollars ($25,000,000), all bonds of all series, including the bonds of Series U, to be issued under and secured by a certain General and Refunding Mortgage Indenture dated as of April 15, 1976 by and between the Company and The First National Bank of Boston, as Trustee (said General and Refunding Mortgage Indenture being hereinafter generally referred to as the Original Indenture, and the Original Indenture together with all indentures stated to be supplemental thereto, including specifically the Supplemental Indenture dated as of April 12, 1994, being hereinafter generally referred to as the Indenture), to which reference is hereby made for a description of the mortgaged and pledged property, the nature and extent of the security and benefit thereof, the terms and conditions under which the bonds may be issued and secured, the rights and remedies under the Indenture of the bondholders and the rights and obligations under the Indenture of the Company and the Trustee. An executed counterpart of the Original Indenture and of each of the indentures supplemental thereto is on file at the principal corporate trust office of the Trustee.


                    As stated therein, the Indenture may in certain respects be modified without the consent of the bondholders and may, with the consent of holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds of all series then issued and outstanding, be modified in certain other respects in each case upon the conditions and in the manner provided in the Indenture, but, among other restrictions, no such modification shall affect or impair the obligation of the Company in respect of the principal of and premium, if any, and interest on this bond.

                    In the event of certain defaults, the principal of this bond may be declared or may become due and payable prior to maturity in the manner and with the effect provided in the Indenture.

                    No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this bond as herein provided.

                    Upon compliance with the conditions prescribed in the Indenture and in the Bond Purchase Agreement and upon surrender of this bond, accompanied by a written instrument of assignment in form satisfactory to the Trustee and duly executed by the registered owner in person or by duly authorized attorney, at the principal corporate trust office of the Trustee, in the City of Boston, Commonwealth of Massachusetts, or at the office or agency to be maintained for the purpose by the Company in the Borough of Manhattan, City and State of New York, this bond is transferable on the bond register and thereupon a new bond or bonds of the same series and for a like aggregate principal amount of authorized denominations will be issued in the name of the transferee.

                    The Company, the Trustee, any authenticating agent, any paying agent and any registrar may deem and treat the registered holder hereof as the absolute owner of this bond (whether or not this bond shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company or any registrar), for the purpose of receiving payment hereof or on account hereof or interest or any premium hereon, (subject to certain provisions provided in the Indenture) and for all other purposes, and neither the Company, the Trustee, any authenticating agent, any paying agent nor any registrar shall be affected by any notice to the contrary.

                    The bonds of Series U consist of fully registered bonds without coupons in the denominations of one thousand dollars ($1,000) and multiples thereof. This bond, singly or with other bonds of the same series and registered in the same name, may be exchanged for one or more bonds of the same series and for a like aggregate principal amount in authorized denominations. All

          bonds to be so exchanged shall be surrendered at the principal corporate trust office of the Trustee, or at the office or agency to be maintained for the purpose by the Company in the Borough of Manhattan, City and State of New York, and, if required by the Trustee, accompanied by written instruments of assignment in form satisfactory to the Trustee and duly executed by the registered owner in person or by duly authorized attorney.

                    The Company agrees that it will not designate any Series U Bonds to be redeemed pursuant to any provision of the Indenture prior to maturity, except as permitted by the next succeeding paragraph and except that this provision does not affect the terms of Section 10.05 of the Indenture which provides generally that, in the event of any taking, purchase, sale or conveyance, specified in such Section, of all or substantially all of the mortgaged and pledged property, the Trustee is required to declare all of the bonds outstanding under the Indenture to be forthwith due and payable. Upon any such declaration, the Series U Bonds shall become and be forthwith due and payable at a redemption price equal to the principal amount of the Series U Bonds, without premium, but together with accrued interest on the principal amount of Series U Bonds being accelerated.

                    The Series U Bonds may be redeemed prior to maturity, at the option of the Company, in whole at any time or in part from time to time in amounts of at least $1,000,000 (in multiples of $100,000) in all circumstances other than any redemption pursuant to Section 10.05 of the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of the Series U Bonds being redeemed and (b) the Make-Whole Amount, in each case plus interest accrued thereon to the date fixed for redemption.

                    "Make-Whole Amount" shall mean, with respect to any Series U Bond, an amount equal to the Discounted Value of the Called Principal of such bond.

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                    "Called Principal" shall mean, with respect to any bond of Series U, the principal of such bond that is to be redeemed.

                    "Discounted Value" shall mean, with respect to the Called Principal of any bond of Series U, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                    "Reinvestment Yield" shall mean, with respect to the Called Principal of any Series U Bond, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the fifth Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the maturity of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the fifth Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                    "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Series U Bond, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payments of such Called Principal were made prior to their scheduled due dates.

                    "Settlement Date" shall mean, with respect to the Called Principal of any Series U Bonds, the date on which such Called Principal is to be redeemed.

                    In the case of any redemption of bonds of Series U for which the applicable redemption price will be determined prior to the date fixed for redemption but subsequent to the date of the giving of such notice, the notice of such redemption shall sufficiently specify the applicable redemption price if it shall state that such redemption price will be calculated as set forth in the bonds of Series U. The Company, on or prior to the date fixed for redemption, will deliver or cause to be delivered to each holder of a bond of Series U called for redemption a written statement showing the calculation of the redemption price, which statement shall be accompanied by a certification verifying the accuracy of the calculations from The Prudential Insurance
          Company of America (or any corporate affiliate thereof) as long as The Prudential Insurance Company of America (or any corporate affiliate thereof) holds any bond of Series U. Otherwise, said certification verifying the accuracy of the calculations shall be prepared by an investment banking firm of national reputation to be designated by the Company and approved in writing by holders


          of at least 25% in principal amount of the bonds of Series U then outstanding.

                    Section 9.7 of the Bond Purchase Agreement is a bondholders' redemption agreement (within the meaning of Section
          8.02 of the Indenture) with respect to the Series U Bonds, satisfactory to and a copy of which is on file with the Trustee, that provides for the method that shall be followed by the Trustee in selecting bonds or parts of bonds for redemption in the event such redemption is a redemption of a part only of the Series U Bonds. By acceptance hereof, the holder hereof is deemed to have executed, and is bound by the terms of, the Bond Purchase Agreement.

                    On any redemption of Series U Bonds, the Trustee, in the name and on behalf of the Company, shall mail, by first class postage prepaid, a notice of redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the bond register. Such notice shall be mailed not less than thirty (30) days prior to the date fixed for redemption and shall conform (subject to the second preceding paragraph hereof) to the requirements of Section
          8.02 of the Indenture.

                    As more fully provided in the Indenture, no recourse upon any obligation contained in this bond or in the Indenture or otherwise shall be had against any incorporator or any officer, director or stockholder, past, present or future, of the Company or of any successor corporation, such personal liability of every kind being expressly waived.

                    This bond shall not be valid or obligatory for any purpose or entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall


          have been signed by the Trustee or by any authenticating agent on its behalf.

                    IN WITNESS WHEREOF, CENTRAL MAINE POWER COMPANY has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the signature or facsimile signature of its Secretary or one of its Assistant Secretaries.

          Dated:

                                             CENTRAL MAINE POWER COMPANY


                                             By ___________________________

          (CORPORATE SEAL)

          ATTEST:


          ______________________________





                       (FORM OF CERTIFICATE OF AUTHENTICATION)

                    This bond is one of the bonds of Series U referred to in the within-mentioned Indenture.

                                             THE FIRST NATIONAL BANK OF
                                             BOSTON, TRUSTEE


                                             By ___________________________
                                                     Authorized Signatory

                                             or


                                             ______________________________
                                                as Authenticating Agent
                                                    for the Trustee


                                             By ___________________________
                                                     Authorized Officer


                                 (FORM OF ASSIGNMENT)

                    For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto


          Please Insert Social Security Or Other
          Identifying Number Of Assignee

          the within bond of Central Maine Power Company and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the register of the Company, with full power of substitution in the premises.


               Dated:                        ______________________________


          In the presence of:

          NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.